                              CERTIFICATE OF MERGER
                                       OF
                               MIXSON CORPORATION
                             (A FLORIDA CORPORATION)
                                  WITH AND INTO
                           SPEED RELEASE LOCK COMPANY
                            (A DELAWARE CORPORATION)

================================================================================



         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                          NAME                         STATE OF INCORPORATION
                          ----                         ----------------------
                 Speed Release Lock Company                   Delaware
                     Mixson Corporation                       Florida

         SECOND: That an Agreement providing for the merger of Mixson Corporation with and into Speed Release Lock Company has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That Speed Release Lock Company shall continue its corporate existence as the surviving corporation under the laws of the State of Delaware.

         FOURTH: That the Certificate of Incorporation of Speed Release Lock Company, as the surviving corporation, shall continue in full force and effect with no changes thereto, except that the name of the Corporation shall be changed to Mixson Corporation by amending Article 1 of the Corporation to read in its entirety as follows:

               "ARTICLE 1. The name of the Corporation is MIXSON CORPORATION (the "Corporation")."


         FIFTH: That the executed Agreement is on file at the principal place of business of Speed Release Lock Company, the address of which is 2603 Southwell, Suite 103, Dallas, Texas 75229.

         SIXTH: That a copy of the Agreement will be furnished by the Speed Release Lock Company, as the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


CERTIFICATE OF MERGER - Page 1

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                   Par value per share or
                                                                   statement that shares
           Corporation          Class        Number of Shares      are without par value
           -----------          ------       ----------------      ---------------------
        Mixson Corporation      Common            4,000                   $2.50



         EIGHTH: The merger of the constituent corporations shall be effective upon the filing of this Certificate of Merger.













CERTIFICATE OF MERGER - Page 2

Dated: January 29, 2001



                                             SPEED RELEASE LOCK COMPANY


                                             By: /s/ Steve Bedowitz
                                                ------------------------------
                                             Name: Steve Bedowitz
                                             Title: President





CERTIFICATE OF MERGER - Page S-1